As filed with the Securities and Exchange Commission on May 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2669985
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6024 Silver Creek Valley Road

San Jose, California 95138

(Address of Principal Executive Offices including Zip Code)

Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan

(Full Title of the Plan)

Matthew Brandalise, Esq. General Counsel and Secretary Integrated Device Technology, Inc. 6024 Silver Creek Valley Road San Jose, CA 95138 (408) 284-8200	Copy To: Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 Par Value	4,500,000(2)	$23.01	$103,545,000.00	$12,000.87

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the Registrant’s common stock that become issuable under the Integrated Device Technology, Inc. 2004 Equity Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents the additional shares of common stock available for future issuance under the Plan as of September 22, 2015 resulting from stockholder approval at the Registrant’s annual meeting on that date to amend and restate the Plan to, in part, increase the number of shares reserved for issuance thereunder.
(3)	This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purpose of calculating the registration fee for the securities registered hereunder based on the average of the high and the low prices for the Registrant’s common stock as reported on The NASDAQ Global Select Market on May 18, 2017.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to registration statements on Form S-8 (collectively, the “Prior Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”), Integrated Device Technology, Inc. (the “Registrant”) registered an aggregate of 41,800,000 shares of its common stock issuable under the Plan as set forth below:

Filing Date	File No.	Number of Shares Registered
January 21, 2005	333-122231	2,500,000
September 16, 2005	333-128376	17,000,000
October 25, 2006	333-138205	5,000,000
October 28, 2008	333-154776	4,000,000
November 19, 2010	333-170748	8,300,000
March 17, 2014	333-194629	5,000,000

The Registrant is hereby registering an additional 4,500,000 shares of its common stock issuable under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein; except for Items 3 and 8 which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Integrated Device Technology, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 2, 2017, filed with the SEC on May 19, 2017.

(b) The Registrant’s Current Report on Form 8-K, filed with the SEC on April 4, 2017.

(c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to above.

(d) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-12695), filed with the SEC under Section 12(b) of the Exchange Act on July 23, 1984, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 19th day of May, 2017.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Brian C. White
Brian C. White
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Brian C. White and Matthew Brandalise, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Gregory L. Waters Gregory L. Waters	Chief Executive Officer, President and Director (Principal Executive Officer)	May 19, 2017
/s/ Brian C. White Brian C. White	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2017
/s/ John A. Schofield John A. Schofield	Chairman of the Board	May 19, 2017
/s/ Ken Kannappan Ken Kannappan	Director	May 19, 2017
/s/ Umesh Padval Umesh Padval	Director	May 19, 2017
/s/ Gordon W. Parnell Gordon W. Parnell	Director	May 19, 2017
/s/ Robert A. Rango Robert A. Rango	Director	May 19, 2017
/s/ Norman Taffe Norman Taffe	Director	May 19, 2017
/s/ Serena Loh LaCroix Serena Loh LaCroix	Director	May 19, 2017

INDEX TO EXHIBITS

EXHIBIT

4.1	Restated Certificate of Incorporation, as amended to date (1)

4.2	Amended and Restated Bylaws (2)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included in the signature page to this registration statement)

99.1	Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan (3)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on May 21, 2012, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2013, and incorporated by reference herein.
(3)	Previously filed as Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on May 19, 2017, and incorporated by reference herein.